Exhibit 99.1

Arcimoto Enters into Contract Manufacturing Agreement with MOBIUS.energy to Build Battery Packs for the Aviation Market

The company will utilize MOBIUS technology to increase internal charging capabilities and aim to cut charging time down to ten minutes

EUGENE, Ore., Sept. 21, 2022 – Arcimoto, Inc.® (NASDAQ: FUV), makers of rightsized, ultra-efficient small footprint electric vehicles for moving people and things, today announced it has entered into a contract manufacturing agreement with MOBIUS.energy Corporation, a cutting-edge energy technology company, to enhance the charging capabilities of its electric vehicles (EVs), develop MUV based mobile charging solutions and build ultra lightweight aviation batteries. This collaboration marks a significant milestone in the electric vehicle industry, paving the way for faster, more efficient charging and expanding Arcimoto's reach into the charging market.

Under the terms of the contract agreement, Arcimoto will manufacture MOBIUS packs for their current and future customers. The MOBIUS packs are set to radically transform EV charging with rapid charging capabilities. Upon the successful launch and testing of the prototypes, Arcimoto plans to integrate MOBIUS technology into its production vehicles for mobile charging and achieve charging times of less than ten minutes, from zero to full charge.

"Our collaboration with MOBIUS is a game-changer for the electric vehicle industry,” said Chris Dawson, chief executive officer at Arcimoto. “By leveraging MOBIUS’ cutting-edge energy technology, we are not only revolutionizing EV charging but also facilitating the electrification of the aviation industry. We are excited to embark on this journey with MOBIUS and deliver unparalleled value to our customers."

This contract will accelerate the adoption of electric vehicles and extend innovative energy solutions to new markets. Together, Arcimoto and MOBIUS are driving positive change in the transportation industry. With MOBIUS technology on board, Arcimoto vehicle owners will experience the convenience of ultra-fast charging, significantly reducing downtime and making electric transportation even more accessible and practical.

“This strategic partnership with Arcimoto is a significant milestone in our mission to revolutionize the energy landscape,” MOBIUS.energy CEO Eugene Choi said. “Through shared innovation and strategic synergy, we’re advancing EV charging and sustainable energy solutions into a greener, more accessible future.”

This partnership exemplifies Arcimoto's commitment to pushing the boundaries of electric transportation and sustainability. With the integration of MOBIUS technology, Arcimoto is positioned to offer an even more compelling and eco-friendly transportation solution to its customers.

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About Arcimoto, Inc.

Arcimoto is a pioneer in the design and manufacture of rightsized, ultra-efficient, incredibly fun electric vehicles for everyday mobility. Built on the revolutionary three-wheel Arcimoto Platform, our vehicles are purpose-built for daily driving and local delivery, all at a fraction of the cost and environmental impact of traditional gas-powered vehicles. Based in Eugene, Oregon, the Arcimoto team is dedicated to creating world-class EVs that make the world a better place. For more information, please visit Arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Public Relations Contact:

Allie Potter

allie@skyya.com

Skyya PR for Arcimoto

Investor Relations Contact:
investor@arcimoto.com